                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated March 3, 1998 (and to all references to our Firm) included in or made a part of this S-1 Registration Statement.



Cleveland, Ohio,
June 23, 1998.                         /s/ Arthur Andersen LLP